EXECUTION

Exhibit 10.94

AMENDMENT NO. 5
TO MASTER REPURCHASE AGREEMENT

Amendment No. 5 to Master Repurchase Agreement, dated as of June 29, 2018 (this “Amendment”), by and among Bank of America, N.A. (“Buyer”), PennyMac Operating Partnership, L.P. (“Seller”) and PennyMac Mortgage Investment Trust (“Guarantor”).

RECITALS

Buyer, Seller and Guarantor are parties to that certain Master Repurchase Agreement, dated as of July 9, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; as further amended by this Amendment, the “Master Repurchase Agreement”).  The Guarantor is a party to that certain Guaranty, dated as of July 9, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by Guarantor in favor of Buyer.

Buyer, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement. As a condition precedent to amending the Existing Master Repurchase Agreement, Buyer has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Buyer, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

Section 1.Definitions. Section 2 of the Existing Master Repurchase Agreement is hereby amended by:

1.1deleting the definitions of “Effective Date”, “Expiration Date”, “Over/Under Account Interest Rate” and “Price Differential Payment Date” in their entirety and replacing them with the following:

“Effective Date” means July 2, 2018.

“Expiration Date” means July 1, 2019.

“Over/Under Account Interest Rate” means, with respect to amounts in the Over/Under Account, provided that Buyer has not declared an Event of Default at any time during any calendar quarter, quarterly interest on the average amounts on deposit in the Over/Under Account during such quarter (the “Average O/U Balance”) in an amount equal to the sum of the following calculations:

(a) with respect to the portion of the Average O/U Balance that is less than or equal to 25% of the average aggregate outstanding Purchase Price during such quarter (the “Applicable Average O/U Balance”), the product of (a) the Applicable Average O/U

Balance, (b) an annual rate equal to (x) the greater of the average LIBOR during such quarter or LIBOR Floor plus (y) the greater of (i) the Applicable Pricing Rate for Type A Mortgage Loans minus 0.50% or (ii) 0%, and (c) the actual number of days in such calendar quarter, divided by 365; plus

(b) with respect to the portion (if any) of the Average O/U Balance that exceeds the Applicable Average O/U Balance but is less than the average aggregate outstanding Purchase Price during such quarter (the “Remaining Applicable Average O/U Balance”), the product of (a) the Remaining Applicable Average O/U Balance, (b) an annual rate equal to the greater of (x) the average LIBOR during such quarter minus 0.25%, or (y) 0%, and (c) the actual number of days in such calendar quarter, divided by 365.

For the avoidance of doubt, should the Seller be entitled to any quarterly interest on the average amounts on deposit in the Over/Under Account pursuant to the aforementioned, such interest will be deposited in the Over/Under Account on the Payment Date following each quarter-end and beginning on the first calendar quarter wherein no interest was previously deposited by Buyer.

“Price Differential Payment Date” means, with respect to a Purchased Mortgage Loan, the fifth (5th) Business Day of the month following the related Purchase Date and each succeeding fifth (5th) Business Day of the month thereafter; provided, that, with respect to such Purchased Mortgage Loan, the final Price Differential Payment Date shall be the related Repurchase Date.

1.2adding the following definitions in their proper alphabetical order:

“Anti-Money Laundering Laws” has the meaning assigned to such term in Section 13(a)(30).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Correspondent Mortgage Loan” means a Mortgage Loan originated by a third party originator and acquired by Seller in accordance with Seller’s correspondent Mortgage Loan program.

“Payment Date” means with respect to Over/Under Account interest, the tenth (10th) Business Day of each quarter; provided, however, that Buyer may change the Payment Date from time to time upon thirty (30) days prior notice to Seller.

“Sanctions” has the meaning assigned to such term in Section 13(a)(31).

Section 2.Representations and Warranties.  Section 13 of the Existing Master Repurchase Agreement is hereby amended by adding the following new subsections (a)(30), (a)(31) and (a)(32) at the end thereof:

(a)(30)Seller has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001, as amended, and the Bank Secrecy Act of 1970, as amended (collectively, the “Anti Money Laundering Laws”); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Purchased Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the bona fide identity of the applicable Mortgagor and the origin of the assets used by said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(a)(31)Neither Seller nor any of its Affiliates, officers, directors, partners or members, (i) is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person) that (A) is currently the subject of any economic sanctions administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (B) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions or (ii) is engaging or will engage in any dealings or transactions prohibited by Sanctions or will directly or indirectly use the proceeds of any Transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions; and

(a)(32)The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 3.Covenants.  Section 14 of the Existing Master Repurchase Agreement is hereby amended by adding the following new subsection (kk) at the end thereof:

(kk)Beneficial Ownership Certification. Seller shall at all times either (i) ensure that the Seller has delivered to Buyer a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects, or (ii) deliver to Buyer an updated Beneficial Ownership Certification within one (1) Business Day following the date on which the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects.

Section 4.General Interpretive Principles.  Section 39 of the Existing Master Repurchase Agreement is hereby amended by deleting subsection (h) in its entirety and replacing it with the following:

(h)all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 1-201(b)(20) of the UCC as in effect in the State of New York.

Section 5.Representations and Warranties with Respect to Purchased Mortgage Loans.  Part 1 of Schedule 1 to the Existing Master Repurchase Agreement is hereby amended by adding the following new paragraph at the end thereof:

(mmm)Other Conforming Mortgage Loans Used for Investment Purposes.  With respect to the Type Sublimit for Other Conforming Mortgage Loans, no more than five percent (5%) of such Type Sublimit includes Other Conforming Mortgage Loans for which the underlying Mortgaged Property is used for investment purposes and for which the related Mortgagor’s FICO Score at the time of origination is greater than 620, but not greater than 659.

Section 6.Fees and Expenses.  Seller hereby agrees to pay to Buyer, on demand, any and all reasonable out-of-pocket fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

Section 7.Condition Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following condition precedent:

7.1Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received this Amendment, executed and delivered by a duly authorized officer of Buyer, Seller and Guarantor.

Section 8.Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Section 9.Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

Section 10.Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 11.GOVERNING LAW.  ThIS AMENDMENT shall be construed in accordance with the laws of the state of new york without giving effect to the conflicts of law principles thereof (except for section 5-1401 of the new york general obligations law) and the obligations, rights and remedies of the PARties hereunder shall be determined in accordance with the laws of the state of new york, except to the extent preempted by federal law.

Section 12.Reaffirmation of Guaranty.  The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Buyer under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:	/s/ Adam Robitshek
Name: Adam Robitshek
Title: Vice President

PENNYMAC OPERATING PARTNERSHIP, L.P., as Seller

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer